UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2010 (September 21, 2010)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2010, Gastar Exploration USA, Inc. (“Gastar USA”), a wholly-owned subsidiary of Gastar Exploration Ltd. (collectively, the “Company”), entered into a purchase and sale agreement with Atinum Marcellus I LLC (“Atinum”), an affiliate of Atinum Partners Co., Ltd, a Korean investment firm (the “Joint Venture”).  Pursuant to the agreement, at the closing of the transactions contemplated thereby, the Company will assign to Atinum an initial 21.43% interest in all of its existing Marcellus Shale assets in West Virginia and Pennsylvania, which consists of approximately 34,200 net acres and certain producing shallow conventional wells, for $70 million.  Atinum will pay the Company $30 million in cash upon closing and will pay an additional $40 million over time to cover a portion of the drilling costs (“drilling carry”).  Upon completion of the funding of the drilling carry, the Company will make additional assignments to Atinum as a result of which Atinum will ultimately own a 50% interest in the 34,200 net acres of Marcellus Shale rights currently owned by the Company.  The purchase and sale agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The terms of the drilling carry require Atinum to fund its ultimate 50% share of drilling, completion and infrastructure costs along with 75% of the Company’s ultimate 50% share of those same costs until the $40 million drilling carry has been satisfied.  The Company and Atinum are pursuing an initial three-year development program that calls for the partners to drill one horizontal Marcellus Shale well during the remainder of 2010 and a minimum of 12 horizontal wells in 2011 and 24 horizontal wells in each of 2012 and 2013.  An initial area of mutual interests (“AMI”) will be established for potential additional acreage acquisitions in Ohio and New York along with the counties in West Virginia and Pennsylvania in which the existing Joint Venture interests are located.  Within the initial AMI, the Company will act as operator and is obligated to offer any future lease acquisitions to Atinum on a 50/50 basis, and Atinum will pay the Company on an annual basis an amount equal to 10% of lease bonuses and third party leasing costs up to $20 million and 5% of such costs on activities above $20 million.  Until June 30, 2011, Atinum will have the right to participate in any future leasehold acquisitions made by the Company outside of the initial AMI and within West Virginia or Pennsylvania on terms identical to those governing the existing Joint Venture.  The form of participation agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

The transaction is expected to close within 30 to 45 days, subject to customary closing conditions, including the receipt of customary approvals from the government of the Republic of Korea.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On September 22, 2010, the Company issued a press release announcing the Joint Venture described in Item 1.01 of this Current Report.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under this Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or the Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed or furnished as part of this Current Report.

Exhibit Number	Description of Document

2.1	Purchase and Sale Agreement, dated September 21, 2010, by and between Gastar Exploration USA, Inc. and Atinum Marcellus I LLC
2.2	Form of Participation Agreement
99.1	Press Release, dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: September 24, 2010	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Purchase and Sale Agreement, dated September 21, 2010, by and between Gastar Exploration USA, Inc. and Atinum Marcellus I LLC
2.2	Form of Participation Agreement
99.1	Press Release, dated September 22, 2010.